China Direct Reports Financial Results for the Third Quarter of 2008

  3rd Quarter revenue reaches $63.4 million up 45% from 3rd Quarter of 2007
  3rd Quarter net income increases to $5.9 million up 97% from 3rd Quarter of 2007
  Basic Non-GAAP EPS climbs to $0.28 and diluted Non-GAAP EPS increases to $0.26
  Basic GAAP EPS reaches $0.25 and diluted GAAP EPS reaches $0.23
  Company to discuss its business outlook for 2008 during today’s 4:30 p.m. EDT Conference Call.
Deerfield Beach, Florida – November 13, 2008 - (PR Newswire) –China Direct, Inc. (NASDAQ: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and provides advisory services to Chinese businesses, announced today the Company's financial results for the third quarter of 2008.

Financial Highlights

Revenues for the third quarter ended September 30, 2008 increased to $63.4 million as compared to revenues of $43.6 million in the third quarter ended September 30, 2007.  The increase in revenues was mainly attributable to increased sales from our magnesium segment as a result of acquisitions and our investment to expand production capacity.

Gross profit for the third quarter of 2008 was $10.6 million as compared to $4.6 million in the third quarter ended September 30, 2007. Total operating expenses for the third quarter of 2008 increased to $3.17 million as compared to $1.03 million in the third quarter of 2007. The increase in operating expenses reflects the costs associated with our expanded operations both in the U.S. and China associated with the financial management and integration of our expanding operations. The Company also experienced increases in professional fees, travel expenses, as well as non-cash option charges. Operating income was $7.4 million and $3.6 million for the third quarter of 2008 and 2007 respectively, yielding operating margins of 11.7% and 8.1% over the relevant periods.  The increase in operating margins was largely a result of a shift in the company’s business mix in its magnesium operations towards higher margin production sales as compared to largely distribution sales in the third quarter of 2007. Results were also strengthened by a strong performance from the consulting segment in the third quarter of 2008.

Net income for the third quarter of 2008 was $5.9 million as compared to $3.0 million in the third quarter of 2007.  Non-GAAP earnings were $0.28 per basic share, excluding non-cash items, as compared to $0.21 per basic share in the third quarter of 2007. On a GAAP basis, earnings were $0.25 per basic share, as compared to $0.18 per basic share in the third quarter of 2007. On a diluted basis, excluding non-cash items, non-GAAP earnings for the third quarter of 2008 were $0.26 per share as compared to $0.18 per share in the third quarter of 2007.

For the first nine months of 2008 earnings on a non-GAAP basis were $0.83 per basic share, excluding certain non-cash items, as compared to $0.53 per basic share for the same period in 2007.  On a GAAP basis, earnings were $0.52 per basic share, as compared to $0.49 per basic share in the first nine months of 2007. On a diluted basis, non-GAAP earnings for the first nine months of 2008 were $0.75 per share as compared to $0.48 per share for the same period in 2007.  Non-cash items excluded in all non-GAAP calculations are set forth in the reconciliation of GAAP to non-GAAP net income set forth below.

Our results for the first nine months of 2008 were driven by a strong performance in our magnesium operations and advisory services.  Both revenue and net income for the first nine months of 2008 have surpassed that of the full year of 2007. In the third quarter of 2008, we began to ramp production of our new magnesium facility in Baotou, launched our steel and wood distribution business in our Basic Materials segment and acted as an advisor to China Armco Metals, Inc., a metal ore distributor in China that raised over $7 million in capital in August 2008 to launch a scrap steel recycling facility in 2009.

Balance Sheet

At September 30, 2008, total assets were $131.0 million, an increase of 48.4% from $88.3 million at December 31, 2007.  At September 30, 2008, shareholder equity was $69.4 million, an increase of 62.9% from $42.6 million at December 31, 2007.  At September 30, 2008, cash and equivalents were $19.6 million and working capital was $68.1 million as compared to cash and equivalents of $19.0 million and working capital of $40.7 million at December 31, 2007, respectively.

2008 Financial Guidance

Our business outlook reflects a balance of risks and the likelihood of a continued economic slowdown. The trends seen late in the third quarter are now expected to continue in the fourth quarter.  As we near the end of 2008, the Company now sees its expected net income ranging between $23 to $25 million on expected revenue ranging between $255 and $270 million.  The Company will further discuss its outlook for the remainder of 2008 during its conference call today, November 13, 2008 at 4:30 PM EDT.

Commenting on the quarter, Mr. Marc Siegel, President of China Direct, Inc. stated, “We are pleased with our strong performance for the first nine months of 2008. In this economic environment, the Company is focused on three main initiatives: improving overall management efficiency, strengthening our resources in China as we continue our migration to an operating company, and acquiring substantially undervalued operations in China.”

Mr. Siegel concluded, “We see China’s $586 billion stimulus package as a catalyst for future expansion in 2009. We are confident that our business strategy, coupled with our strong balance sheet which is virtually debt free, has positioned us to continue to grow and thrive in a challenging worldwide economy.  We believe now, more than ever before in our history, potential attractive targets in great need of our services exist.  CDS is poised to emerge as a major force in the Chinese and US markets in the future.”

China Direct Conference Call to discuss the Company's financial results for the third quarter of 2008 as well as to discuss its business outlook for the remainder of 2008.

The conference call will take place at 4:30 p.m. EDT on Thursday November 13th, 2008. Anyone interested in participating should call 1-866 394-7735 if calling within the United States or 1-706-758-1915 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2008 Third Quarter Financial Results conference call/ Conference ID 72664979.

This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.chinadirectinc.com. The webcast may also be accessed at ViaVid's website at http://www.viavid.net or directly at http://viavid.net/dce.aspx?sid=00005919.

Individuals unable to participate in the conference call may hear an audio webcast replay. The audio webcast service is being provided by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.chinadirectinc.com .. The webcast may also be accessed at ViaVid's website at http://viavid.net/dce.aspx?sid=00005919 .. The playback of the webcast can be accessed through November 13, 2009 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About China Direct, Inc.

China Direct, Inc. (NASDAQ: CDS ) is a diversified management and advisory services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand business opportunities globally while accessing the U.S. capital markets. Our advisory services division provides comprehensive advisory and consulting services to Chinese entities. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.chinadirectinc.com.

Q3 FY 2008 GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to employee share-based compensation and the fair value of warrants granted for services. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of the employee share-based compensation and the fair value of warrants granted for services. The presentation of the non-GAAP information titled "Net income per share as adjusted" or "Net income per diluted share as adjusted" is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

Q3 FY 2008 GAAP Reconciliation

RECONCILIATION OF GAAP to NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP net income	$5,885,423	$2,980,577	$18,153,174	$7,119,188
Employee share-based compensation expense (1)	720,191	380,547	1,568,555	576,557
Fair value of warrants granted for services (2)	-	-	103,708	-
Non-GAAP net income	$6,605,614	$3,361,124	$19,825,437	$7,695,745

GAAP Earnings applicable to common stockholders	$5,865,188	$2,980,577	$11,726,080	$7,119,188
GAAP Basic EPS	0.25	0.18	0.52	0.49
GAAP Diluted EPS	0.23	0.16	0.48	0.44
Non-GAAP net income reconciliation total(1)+(2)	720,191	380,547	1,672,263	576,557
Non-cash deducted related to Preferred Stock issurance:
Relative Fair Value of warrants	-	-	2,765,946	-
Beneficial Conversion Feature	-	-	2,451,446	-
NON-GAAP Earnings applicable to common stockholders	6,585,379	3,361,124	18,615,735	7,695,745
NON-GAAP Basic EPS	0.28	0.21	0.83	0.53
NON-GAAP Diluted EPS	$0.26	$0.18	$0.75	$0.48
Shares used in basic net income per-share calculation - GAAP	23,522,179	16,339,868	22,403,054	14,431,869
Shares used in basic net income per-share calculation - Non-GAAP	23,522,179	16,339,868	22,403,054	14,431,869
Shares used in diluted net income per-share calculation - GAAP	25,661,353	18,241,143	24,687,015	16,106,921
Shares used in diluted net income per-share calculation - Non-GAAP	25,661,353	18,241,143	24,687,015	16,106,921

CHINA DIRECT, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
ASSETS	Unaudited
Current Assets:
Cash and cash equivalents	$19,636,862	$19,024,604
Investment in marketable securities available for sale	8,559,219	7,820,500
Investment in marketable securities available for sale-related party	209,351	1,315,488
Accounts receivable, net of allowance	17,535,988	10,529,316
Accounts receivable-related parties	750,419	2,283,600
Inventories	15,416,872	5,270,388
Prepaid expenses and other current assets	21,301,463	13,951,918
Prepaid expenses-related parties	9,420,705	4,150,943
Loans receivable-related parties	1,525,114	-
Due from related parties	14,588	1,287,877
Subsidiaries held for sale	7,180,439	3,604,849

Total current assets	101,551,020	69,239,483

Restricted cash	1,420	646,970
Property, plant and equipment, net of accumulated depreciation of
$1,792,566 and $509,247 at September 30, 2008 and December 31, 2007, respectively	28,618,127	17,413,489
Prepaid expenses and other assets	229,058	433,075
Property use rights, net	583,918	553,304

Total assets	$130,983,543	$88,286,321
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loans payable-short term	$1,159,721	$1,909,781
Accounts payable and accrued expenses	9,986,741	9,524,411
Accounts payable-related parties	3,285,754	964,114
Notes payable-related party	-	410,167
Accrued dividends payable	20,235	-
Advances from customers	6,848,069	6,891,788
Other payables	3,945,819	3,090,790
Income taxes payable	757,125	304,977
Due to related parties	734,996	3,137,233
Subsidiaries held for sale	6,668,981	2,303,405

Total current liabilities	33,407,441	28,536,666

Loans payable-long term	198,392	166,573

Minority interest	27,977,974	16,957,503

Stockholders' Equity:

Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 sharesand 0 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	1,006,250	-

Common Stock: $.0001 par value, 1,000,000,000 authorized, 23,545,236 and 20,982,010 issued and outstanding at September 30, 2008 and December 31, 2007, respectively	2,355	2,098
Additional paid-in capital	51,542,323	30,257,644
Deferred compensation	(22,000)	(55,000)
Accumulated comprehensive income (loss)	(7,166,802)	54,688
Retained earnings	24,037,610	12,366,149

Total stockholders’ equity	69,399,736	42,625,579

Total liabilities and stockholders' equity	$130,983,543	$88,286,321

CHINA DIRECT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Revenues	$62,297,299	$43,013,630	$196,956,852	$111,298,794
Revenues-related parties	1,065,720	580,777	3,144,366	1,460,777
Total revenues	63,363,019	43,594,407	200,101,218	112,759,571

Cost of revenues	52,772,513	39,009,589	166,080,439	101,426,722

Gross profit	10,590,506	4,584,818	34,020,779	11,332,849

Operating expenses:
Selling, general, and administrative	3,168,049	1,031,238	7,265,630	2,351,485

Operating income	7,422,457	3,553,580	26,755,149	8,981,364

Other income (expense):
Other income	126,635	9,723	423,127	382,981
Interest income	93,782	44,847	333,659	118,086
Realized gain (loss) on sale of marketable securities	-	494,605	(35,705)	700,841
Realized loss on sale of marketable securities-related party	(2,400)	(9,871)	(2,400)	(41,885)
Total other income	218,017	539,304	718,681	1,160,023

Income from continueing operations before income taxes	7,640,474	4,092,884	27,473,830	10,141,387

Income tax benefit (expense)	567,272	(173,737)	(473,152)	(903,488)

Income from continuing operations before minority interest	8,207,746	3,919,147	27,000,678	9,237,899

Minority interest	(2,303,585)	(1,030,591)	(8,902,123)	(2,236,598)

Income (loss) from discontinued operation, net of taxes	(18,738)	92,021	54,619	117,887

Net income	5,885,423	2,980,577	18,153,174	7,119,188

Deduct dividends on Series A Preferred Stock:

Preferred stock dividend	(20,235)	-	(1,209,702)	-

Relative fair value of detachable warrants issued	-	-	(2,765,946)	-

Preferred stock beneficial conversion feature	-	-	(2,451,446)	-

Income applicable to common stockholders	$5,865,188	$2,980,577	$11,726,080	$7,119,188

Basic and diluted income per common share after deduction
in the first quarter of 2008, of noncash deemed dividends
attributable to Series A Preferred Stock as described
in Notes 3 & 11 of the Notes to the unaudited consolidated Financial Statements:

Basic	$0.25	$0.18	$0.52	$0.49

Diluted	$0.23	$0.16	$0.48	$0.44

Basic weighted average common shares outstanding	23,522,179	16,339,868	22,403,054	14,431,869

Diluted weighted average common shares outstanding	25,661,353	18,241,143	24,687,015	16,106,921

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Our ability to identify and close acquisitions of operating companies in China in a cost effective manner that enhance our financial condition.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	The Investment Company Act of 1940 which limits the value of securities we can accept as payment for our business consulting services which may limit our future revenues.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	Our dependence on certain key personnel.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Our ability to assure that related party transactions are fair to our company.
•	Chang Magnesium’s chief executive officer is also chief executive officer of a group of companies which directly compete with Chang Magnesium.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Our ability to establish adequate management, legal and financial controls in the PRC.
•	The provisions of our articles of incorporation and bylaws which may delay or prevent a takeover which may not be in the best interests of our shareholders.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007.

Contact:

China Direct, Inc.
Richard Galterio or Lillian Wong
Tel: 1-877-China-57
Email: Richard@cdii.net